EXHIBIT 99.1

China Automotive Systems Reports Higher Net Sales and Profit in the 2016 Third Quarter

WUHAN, China, Nov. 10, 2016 /PRNewswire/ -- China Automotive Systems, Inc. (Nasdaq: CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Highlights

•	Net sales increased 4.2% to $94.6 million, compared to $90.8 million in the third quarter of 2015;

•	Gross margin increased to 21.1% compared to 17.5% in the third quarter of 2015;

•	Net income attributable to parent company's common shareholders was $5.7 million, or diluted earnings per share of $0.18, compared to net income attributable to parent company's common shareholders of $4.3 million, or diluted earnings per share of $0.13, in the third quarter of 2015.

First Nine Months of 2016 Highlights

•	Net sales were $312.5 million, compared to $323.5 million in the first nine months of 2015;

•	Gross margin was 18.9%;

•	Diluted earnings per share attributable to parent company's common shareholders was $0.52;

•	Cash and cash equivalents, pledged cash deposits and short-term investments were $99.5 million as of September 30, 2016;

•	Net cash flow from operating activities was $13.1 million.

Mr. Qizhou Wu, the Chief Executive Officer of CAAS, commented, "We are encouraged to see all of our subsidiaries’ operations achieved growth in the third quarter of 2016 despite continuing lackluster growth in the Chinese economy. We continued to grow our electric power steering (“EPS”) business which grew by 26.1% and represented 27.0% of net sales compared with 22.4% in the same period last year. We remain optimistic about our EPS business and continue to expand our product portfolio and production capabilities. Even our traditional hydraulic steering products reversed its declining trend and registered an increase.”

“Internationally, our Brazilian assembly plant has completed its trials and begun commercial production to serve our Tier-1 customer in Brazil and Chinese OEMs operating in the region. We anticipate that our North American operations will continue to expand in the years ahead.” Mr. Wu concluded.

Mr. Jie Li, the Chief Financial Officer of CAAS, commented, "We maintain a strong balance sheet while continuing to invest in our products and production capacity to position CAAS to further penetrate the Chinese auto market and international markets as well. From a financial reporting perspective, the significantly weakening Chinese currency RMB against the US dollars negatively affected our third quarter results by 6.4%, as we still generate a majority of our sales in Mainland China while we report in US dollar. As part of our commitment to building long-term shareholder value, we continued to repurchase shares. As of September 30, 2016, approximately $1 million has been used to repurchases of 260 thousand shares and $4 million of additional shares may yet be repurchased under our share repurchase program.”

Third Quarter of 2016

In the third quarter of 2016, net sales increased 4.2% to $94.6 million, compared to $90.8 million in the same quarter of 2015. This increase was mainly due to higher volumes and a change in the product mix to more electric power steering systems (EPS).

Gross profit was $20.0 million in the third quarter of 2016, compared to $15.9 million in the third quarter of 2015. The gross margin was 21.1% in the third quarter of 2016, versus 17.5% in the third quarter of 2015.

Selling expenses were $3.8 million in the third quarter of 2016, compared to $3.3 million in the third quarter of 2015. Greater unit sales led to higher transportation expenses in the third quarter of 2016. Selling expenses represented 4.1% of net sales in the third quarter of 2016, compared to 3.7% in the third quarter of 2015.

General and administrative expenses ("G&A expenses") were $3.7 million in the third quarter of 2016, compared to $3.1 million in the same quarter of 2015. G&A expenses represented 4.0% of net sales in the third quarter of 2016 and 3.4% in the third quarter of 2015.

Research and development expenses ("R&D expenses") were $6.7 million in the third quarter of 2016, compared to $5.4 million in the third quarter of 2015. R&D expenses represented 7.1% of net sales in the third quarter of 2016 compared with 6.0% in the third quarter of 2015. The higher R&D expenses as a percentage of revenue was mainly due to continued development of new EPS products and acquiring advanced production equipment.

Net financial income was $0.8 million in the third quarter of 2016 compared to net financial income of $0.6 million in the third quarter of 2015.

Income from operations increased 15.2% to $5.7 million in the third quarter of 2016, compared to $5.0 million in the same quarter of 2015. The increase was mainly due to higher net sales and gross profit.

Income before income tax expenses and equity in earnings of affiliated companies was $6.7 million in the third quarter of 2016, compared to $5.2 million in the third quarter of 2015. The increase in income before income tax expenses and equity in earnings of affiliated companies was mainly due to higher operating income, lower interest expense and higher net financial income in the third quarter of 2016 compared with the third quarter of 2015.

Net income attributable to parent company's common shareholders was $5.7 million in the third quarter of 2016, compared to net income attributable to parent company's common shareholders of $4.3 million in the third quarter of 2015. Diluted earnings per share were $0.18 in the third quarter of 2016, compared to diluted earnings per share of $0.13 in the third quarter of 2015.

The weighted average number of diluted common shares outstanding was 31,911,722 in the third quarter of 2016, compared to 32,134,839 in the third quarter of 2015.

First Nine Months of 2016

Net sales for the first nine months of 2016 were $312.5 million, compared to $323.5 million in the first nine months of 2015. Nine-month gross profit was $59.1 million, compared to $59.4 million in the corresponding period last year. Nine-month gross margin was 18.9%, compared to 18.4% for the corresponding period in 2015. For the nine months ended September 30, 2016, gain on other sales amounted to $2.0 million, compared to $3.2 million for the corresponding period in 2015. Income from operations was $18.0 million compared to $22.6 million in the first nine months of 2015. Operating margin was 5.8%, compared to 7.0% for the corresponding period of 2015.

Net income attributable to parent company's common shareholders was $16.8 million compared with $20.5 million in the corresponding period last year. Diluted earnings per share were $0.52 in the first nine months of 2016, compared to diluted earnings per share of $0.64 for the corresponding period in 2015.

Balance Sheet

As of September 30, 2016, total cash and cash equivalents, pledged cash deposits and short-term investments were $99.5 million, total accounts receivable including notes receivable were $279.4 million, accounts payable were $210.0 million and bank and government loans were $39.9 million. Total parent company stockholders' equity was $312.2 million as of September 30, 2016, compared to $299.0 million as of December 31, 2015. Net cash flow from operating activities was $13.1 million for the first nine months of 2016.

Business Outlook

Management has increased its revenue guidance for the full year 2016 to US$450 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on November 10th at 8:00 A.M. EST/9:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management´s presentation.To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8031 (North America)
Phone Number: +1-201-689-8031 (International)
China Toll Free: +86-400-1202-840

A replay of the call will be available on the company's website in the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over5.5 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2016, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems, Inc.
Email: jieli@chl.com.cn

Investor Relations
Email: caas@compassbell.com

- Tables Follow -

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended September 30,
	2016	2015
Net product sales ($9,950 and $8,137 sold to related parties for the three months ended September 30, 2016 and 2015)	$94,626	$90,845
Cost of products sold ($5,869 and $5,721 purchased from related parties for the three months ended September 30, 2016 and 2015)	74,641	74,933
Gross profit	19,985	15,912
Gain on other sales	22	877
Less: Operating expenses
Selling expenses	3,840	3,319
General and administrative expenses	3,741	3,080
Research and development expenses	6,723	5,440
Total operating expenses	14,304	11,839
Income from operations	5,703	4,950
Other income, net	420	221
Interest expense	(201)	(501)
Financial income, net	800	556
Income before income tax expenses and equity in earnings of affiliated companies	6,722	5,226
Less: Income taxes	1,167	945
Equity in earnings of affiliated companies	304	100
Net income	5,859	4,381
Net income attributable to non-controlling interests	177	93
Net income attributable to parent company’s common shareholders	$5,682	$4,288
Comprehensive income:
Net income	$5,859	$4,381
Other comprehensive income:
Foreign currency translation loss, net of tax	(2,139)	(12,477)
Comprehensive income/(loss)	3,720	(8,096)
Comprehensive income/(loss) attributable to non-controlling interests	119	(483)
Comprehensive income/(loss) attributable to parent company	$3,601	$(7,613)
Net income attributable to parent company’s common shareholders per share
Basic –	$0.18	$0.13
Diluted-	$0.18	$0.13
Weighted average number of common shares outstanding
Basic	31,911,360	32,121,019
Diluted	31,911,722	32,134,839

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Nine Months Ended September 30,
	2016	2015
Net product sales ($28,589 and $28,076 sold to related parties for the nine months ended September 30, 2016 and 2015)	$312,497	$323,455
Cost of products sold ($18,912 and $18,359 purchased from related parties for the nine months ended September 30, 2016 and 2015)	253,352	264,080
Gross profit	59,145	59,375
Gain on other sales	2,008	3,248
Less: Operating expenses
Selling expenses	12,273	10,989
General and administrative expenses	11,998	11,316
Research and development expenses	18,849	17,746
Total operating expenses	43,120	40,051
Income from operations	18,033	22,572
Other income, net	995	587
Interest expense	(524)	(1,040)
Financial income, net	1,270	2,018
Income before income tax expenses and equity in earnings of affiliated companies	19,774	24,137
Less: Income taxes	3,416	4,001
Equity in earnings of affiliated companies	561	264
Net income	16,919	20,400
Net income/(loss) attributable to non-controlling interests	164	(56)
Net income attributable to parent company’s common shareholders	$16,755	$20,456
Comprehensive income:
Net income	$16,919	$20,400
Other comprehensive income:
Foreign currency translation loss, net of tax	(8,435)	(12,316)
Comprehensive income	8,484	8,084
Comprehensive loss attributable to non-controlling interests	(143)	(649)
Comprehensive income attributable to parent company	$8,627	$8,733
Net income attributable to parent company’s common shareholders per share
Basic –	$0.52	$0.64
Diluted-	$0.52	$0.64
Weighted average number of common shares outstanding
Basic	32,038,933	32,121,019
Diluted	32,040,514	32,136,003

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$39,062	$69,676
Pledged cash	21,077	31,402
Short-term investments	39,337	21,209
Accounts and notes receivable, net - unrelated parties	255,794	254,397
Accounts and notes receivable, net - related parties	23,637	21,918
Advance payments and others - unrelated parties	10,891	4,381
Advance payments and others - related parties	845	544
Inventories	74,484	65,570
Current deferred tax assets	6,610	6,962
Total current assets	471,737	476,059
Non-current assets:
Long-term time deposits	898	5,082
Property, plant and equipment, net	94,063	84,151
Intangible assets, net	588	2,793
Other receivables, net - unrelated parties	2,283	3,882
Other receivables, net - related parties	73	14
Advance payment for property, plant and equipment - unrelated parties	16,507	15,192
Advance payment for property, plant and equipment - related parties	6,625	8,863
Long-term investments	15,202	6,152
Goodwill	-	608
Non-current deferred tax assets	4,898	4,899
Total assets	$612,874	$607,695

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$39,942	$40,929
Accounts and notes payable - unrelated parties	204,502	197,105
Accounts and notes payable - related parties	5,538	6,363
Customer deposits	741	1,613
Accrued payroll and related costs	6,619	6,332
Accrued expenses and other payables	29,731	31,383
Accrued pension costs	4,365	4,664
Taxes payable	7,233	9,284
Amounts due to shareholders/directors	332	345
Advances payable (current portion)	322	-
Current deferred tax liabilities	177	194
Total current liabilities	299,502	298,212
Long-term liabilities:
Long-term bank loan	669	-
Advances payable	529	1,922
Non-current deferred tax liabilities	-	266
Total liabilities	$300,700	$300,400

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 31,861,756 and 32,338,302 shares as of September 30, 2016 and December 31, 2015, respectively	$3	$3
Additional paid-in capital	64,627	64,627
Retained earnings-
Appropriated	10,521	10,379
Unappropriated	223,235	206,622
Accumulated other comprehensive income	10,284	18,412
Treasury stock – 476,546 and 217,283 shares as of September 30, 2016 and December 31, 2015, respectively	(1,991)	(1,000)
Total parent company stockholders' equity	306,679	299,043
Non-controlling interests	5,495	8,252
Total stockholders' equity	312,174	307,295
Total liabilities and stockholders' equity	$612,874	$607,695

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$16,919	$20,400
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	10,732	11,509
Reversal of provision for doubtful accounts	(126)	(124)
Inventory write downs	2,353	1,522
Deferred income taxes	(142)	(1,180)
Equity in earnings of affiliated companies	(561)	(236)
Gain on disposal of Fujian Qiaolong	(698)	-
(Gain)/loss on fixed assets disposals	(6)	2
Changes in operating assets and liabilities (net of the impact of disposal of Fujian Qiaolong):
(Increase) decrease in:
Pledged cash	9,711	2,696
Accounts and notes receivable	(18,471)	19,801
Advance payments and others	(2,798)	(1,741)
Inventories	(18,244)	(6,723)
Increase (decrease) in:
Accounts and notes payable	14,990	(17,021)
Customer deposits	(613)	(381)
Accrued payroll and related costs	544	(1,068)
Accrued expenses and other payables	1,309	1,109
Accrued pension costs	(160)	(842)
Taxes payable	(1,582)	(3,671)
Advances payable	(75)	-
Net cash provided by operating activities	13,082	24,052

Cash flows from investing activities:
Increase/(decrease) in other receivables	2,382	(1,965)
Proceeds from disposition of a subsidiary, net of cash disposed of $1,063	1,953	-
Cash received from property, plant and equipment sales	511	573
Payments to acquire property, plant and equipment	(27,161)	(24,077)
Payments to acquire intangible assets	(60)	(947)
Purchase of short-term investments	(28,181)	(12,264)
Proceeds from maturities of short-term investments	13,236	25,038
Investment under equity method	(8,682)	(1,636)
Net cash used in investing activities	(46,002)	(15,278)
Cash flows from financing activities:
Proceeds from bank and government loans	12,151	11,420
Repayments of bank and government loans	(7,145)	(8,685)
Dividends paid to the non-controlling interests holders	(464)	(1,121)
Dividends paid to the holders of the Company’s common stock	-	(252)
Repurchase of common stock	(991)	-
Net cash provided by financing activities	3,551	1,362
Effects of exchange rate on cash and cash equivalents	(1,245)	(2,577)
Net decrease in cash and cash equivalents	(30,614)	7,559
Cash and cash equivalents at beginning of period	69,676	68,505
Cash and cash equivalents at end of period	$39,062	$76,064